NEWS RELEASE

CONTACT: R. Jerry Giles, Senior Vice President/Chief Financial Officer
TELEPHONE #:  540-886-0796
DATE: August 4, 2008

FOR IMMEDIATE RELEASE
COMMUNITY FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND
STAUNTON, VIRGINIA

After reviewing the Company’s financial position and operating results the Board of Directors approved and declared a $0.065 per share dividend. The dividend is payable August 27, 2008, to stockholders of record as of August 13, 2008. Doug Richard, President and Chief Executive Officer of Community Financial Corporation, stated, "We are pleased to announce the declaration of our 82nd consecutive, regular cash dividend since the Company began paying dividends in 1988.   Throughout its history, the Company has never omitted or reduced a shareholder dividend.  This record of consistency is very much in keeping with our underlying goal here at Community Financial Corporation to provide our shareholders with a steady and secure return on their investment by building a strong and profitable community bank, dedicated to serving its customers for the long term."

At June 30, 2008, Community Bank exceeded all regulatory capital requirements and continued to be classified as a "well capitalized" institution.  Community Bank, the wholly owned subsidiary of Community Financial, is headquartered in Staunton, Virginia and has offices in Waynesboro, Stuarts Draft, Raphine, Verona, Lexington and Virginia Beach.  Community Financial Corporation is traded on the Nasdaq Global Market, under the symbol CFFC.

Except for the historical information in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including, but not limited to, changes in economic conditions in the Company’s market areas, changes in the financial condition or business prospects of the Company’s borrowers, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, fluctuations in interest rates and the relationship between long and short term rates, operating results and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent the company’s judgment as of the date of this release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.